UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2010, Flotek Industries, Inc. (the “Company”) and a company controlled by John W. Chisholm, Interim President, entered into an Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which such company will continue to provide the services of Mr. Chisholm to the Company as Interim President. The terms of the Service Agreement are set forth in Item 5.02 below and incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Service Agreement provides that effective December 1, 2009, the Company will pay an aggregate of $42,000 per month as consideration for the provision of Mr. Chisholm’s services. Mr. Chisholm will be entitled to receive a cash bonus to be determined by the Compensation Committee of the Board of Directors of the Company, which will be based on the performance of the Company through June 30, 2010. The target amount of the bonus is $125,000. The Service Agreement expires on June 30, 2010, but may be terminated by the Company at any time for cause, as defined in the Service Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Service Agreement, dated as of April 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 5, 2010	By:	/S/ JESSE E. NEYMAN
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Service Agreement, dated as of April 30, 2010